Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Signatory”) constitutes and appoints Jeffrey D. Grube, Frank W. Jones and Frank J. Palermo, Jr. (each an “Agent,” and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and to file the same, with all exhibits thereto, and all amendments or other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agent may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Charles G. Urtin	Chairman of the Board and Director	March 1, 2018
Charles G. Urtin

/s/ Todd D. Brice	President and Chief Executive Officer and Director	March 1, 2018
Todd D. Brice

	Director	March 1, 2018
Christina A. Cassotis

/s Michael J. Donnelly	Director	March 1, 2018
Michael J. Donnelly

	Director	March 1, 2018
James T. Gibson

/s/ Jeffrey D. Grube	Director	March 1, 2018
Jeffrey D. Grube

/s/ Jerry D. Hostetter	Director	March 1, 2018
Jerry D. Hostetter

	Director	March 1, 2018
Frank W. Jones

/s/ Robert E. Kane	Director	March 1, 2018
Robert E. Kane

/s/ David L. Krieger	Director	March 1, 2018
David L. Krieger

Signature	Title	Date
	Director	March 1, 2018
James C. Miller

/s Frank J. Palermo, Jr.	Director	March 1, 2018
Frank J. Palermo, Jr.

/s/ Christine J. Toretti	Director	March 1, 2018
Christine J. Toretti

/s/ Steven J. Weingarten	Director	March 1, 2018
Steven J. Weingarten